UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2024

Date of Report (Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

9200 W. 108th Circle, P.O. Box 5000, Westminster, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BALL	NYSE

Item 8.01. Other Events.

On February 28, 2024, Ball Corporation (“Ball”) announced the pricing of its previously announced tender offers (the “Tender Offers”) to purchase (i) any and all of the $1,000,000,000 aggregate principal amount of Ball’s outstanding 5.25% Senior Notes due 2025 (CUSIP No. 058498AT3) and (ii) any and all of the $750,000,000 aggregate principal amount of Ball’s outstanding 4.875% Senior Notes due 2026 (CUSIP No. 058498AV8). A copy of the press release announcing the pricing of the Tender Offers is filed hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, on February 28, 2024, Ball announced the early tender results of the Tender Offers. A copy of the press release announcing the early tender results of the Tender Offers is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

The following are furnished as exhibits to this report:

Exhibit 99.1	Press Release announcing the pricing of the Tender Offers, dated February 28, 2024.

Exhibit 99.2	Press Release announcing the early tender results of the Tender Offers, dated February 28, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

	By:	/s/ Hannah Lim-Johnson
		Name:	Hannah Lim-Johnson
		Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: February 28, 2024